UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2013

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34856	36-4673192
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Galleria Tower

13355 Noel Road, 22nd Floor

Dallas, Texas  75240

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 2, 2013, The Howard Hughes Corporation (the “Company”) issued $750,000,000 aggregate principal amount of its 6.875% Senior Notes due 2021 (the “Notes”) pursuant to an indenture, dated October 2, 2013 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes were offered and sold either to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) or to persons outside the United States under Regulation S of the Securities Act.

The Notes mature on October 1, 2021. Interest accrues on the Notes at a rate of 6.875% per annum from October 2, 2013, and interest is payable semiannually, on April 1 and October 1 of each year. The first interest payment date is April 1, 2014. The Company may redeem all or part of the Notes at any time on or after October 1, 2016 at prices set forth in the Indenture plus accrued and unpaid interest up to, but not including, the redemption date. At any time prior to October 1, 2016, the Company may also redeem up to 35% of the Notes using the proceeds from certain equity offerings. At any time prior to October 1, 2016, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount, plus a “make-whole” premium. If the Company sells certain assets or experiences specific kinds of changes in control, the Company will be required to make an offer to purchase the Notes.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of the Notes, and the interest accrued on such Notes, to be immediately due and payable.

The Company has various relationships with the initial purchasers. Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In addition, certain of the initial purchasers or their respective affiliates have a lending relationship with the Company. These agents and lenders, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services. In addition, the Company maintains banking relationships in the ordinary course with the Trustee and its affiliates.

The preceding description of the Indenture and the Notes is a summary and is qualified in its entirety by the Indenture and form of the Notes, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, hereto and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01. Other Events.

On October 2, 2013, the Company issued a press release announcing the closing of its private placement of $750,000,000 aggregate principal amount of Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

4.1	Indenture, dated October 2, 2013, by and between The Howard Hughes Corporation and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 6.875% Senior Note due 2021 (included in Exhibit 4.1).

99.1	Press release, dated October 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ Peter. F. Riley
Peter F. Riley
Senior Vice President, Secretary and
General Counsel

Date: October 2, 2013

EXHIBIT INDEX

Number	Exhibit

4.1	Indenture, dated October 2, 2013, by and between The Howard Hughes Corporation and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 6.875% Senior Note due 2021 (included in Exhibit 4.1).

99.1	Press release, dated October 2, 2013.